EXHIBIT 23.1



                          CONSENT OF GRANT THORNTON LLP



The Board of Directors
CHS Electronics, Inc.:


We have issued our report dated February 23, 1996, accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of CHS Electronics, Inc. on Form 10-K for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statement of CHS Electronics, Inc. on Form S-8 and to the use of our name as it appears under the caption "Experts".





GRANT THORNTON LLP


Miami, Florida
January 14, 1997